EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Intersections Inc. on Form S-1 of our report dated December 5, 2003, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated December 5, 2003 relating to the financial statement schedules appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/   DELOITTE & TOUCHE LLP

McLean, Virginia
December 15, 2003